    As filed with the Securities and Exchange Commission on February 5, 1999
                                                       REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                             ----------------------

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                             ----------------------

                          The Colonial BancGroup, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                                        63-0661573
(State of Incorporation)                    (I.R.S. Employer Identification No.)

       One Commerce Street, Suite 800
       Montgomery, Alabama 36104                       (334) 240-5000
(Address of principal executive offices)               (Telephone No.)


                1992 Incentive Stock Option Plan, as amended and
                1992 Nonqualified Stock Option Plan, as amended
                              (Full title of plans)

                                         Copies to:

     William A. McCrary                  Willard H. Henson
     Vice President and                  Miller, Hamilton, Snider & Odom, L.L.C.
         Legal Counsel                   One Commerce Street, Suite 305
       Post Office Box 1108              Montgomery, Alabama 36104
     Montgomery, Alabama 36101
(Name and address of agent for service)

                                           CALCULATION OF REGISTRATION FEE

=========================================================================================================================
Title of Securities to be   Amount to be Registered   Prop. Max. Offering Price   Prop. Max. Aggregate     Amount of Fee
Registered                                            Per Unit                    Offering Price
-------------------------------------------------------------------------------------------------------------------------
Common Stock,                    2,000,000            $11.6875 (1)                $23,375,000 (1)          $6,498.25
par value $2.50 per
share
=========================================================================================================================




(1) PURSUANT TO RULE 457 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE ARE ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE AND ARE BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK OF THE REGISTRANT ON THE NEW YORK STOCK EXCHANGE ON FEBRUARY 2, 1999.

                                EXPLANATORY NOTE

     This Registration Statement relates to the amendment of The Colonial BancGroup, Inc. 1992 Incentive Stock Option Plan and 1992 Nonqualified Stock Option Plan to increase the number of shares of common stock authorized to be issued thereunder from 5,400,000 (after giving effect to stock splits issued in the form of 100% stock dividends on February 14, 1997 and August 14, 1998) to 7,400,000. The contents of the Registrant's Registration Statement of Form S-8, Registration No. 33-47770, filed with the Securities and Exchange Commission on May 8, 1992 (the "Prior Registration Statement") are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this registration statement. All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed, i.e., the Annual Report on Form 10-K for the fiscal year ending December 31, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's documents referred to in (a) above, i.e., the Current Reports on Form 8-K dated March 16, 1998, April 15, 1998, June 2, 1998, July 17, 1998, November 12, 1998, December 3, 1998, December 21, 1998,
         and January 21, 1999.

         (c) The description of the Class A Common Stock contained in the registrant's Form 8-A dated April 20, 1994.

     ITEM 8.  EXHIBITS.


     Exhibit No.                          Description


     5.1                     Opinion of Miller, Hamilton, Snider &
                             Odom, L.L.C. as to certain issues
                             regarding the securities being
                             registered.

     10.1                    1992 Incentive Stock Option Plan, as amended

     10.2                    1992 Nonqualified Stock Option Plan, as amended

     23.1                    Consent of PricewaterhouseCoopers LLP

     23.2                    Consent of Miller, Hamilton, Snider &
                             Odom, L.L.C.

     24                      Power of attorney.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 3rd day of February, 1999.

                                    THE COLONIAL BANCGROUP, INC.



                                    BY:  /s/ Robert E. Lowder
                                         --------------------------------------
                                         Its Chairman of the Board of Directors
                                         and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                        TITLE                                DATE


 /s/ Robert E. Lowder             Chairman of the Board                **
--------------------------        of Directors, and Chief
Robert E. Lowder                  Executive Officer


 /s/ W. Flake Oakley, IV          Chief Financial Officer,             **
--------------------------        Treasurer and Secretary
W. Flake Oakley, IV



       *                          Director                             **
--------------------------
Lewis Beville



       *                          Director                             **
--------------------------
William Britton


       *                          Director                             **
--------------------------
Jerry J. Chesser


       *                          Director                             **
--------------------------
Augustus K. Clements, III


       *                          Director                             **
--------------------------
Robert Craft


       *                          Director                             **
--------------------------
Patrick F. Dye


       *                          Director                             **
--------------------------
James L. Hewitt

                                  Director
--------------------------
Clinton O. Holdbrooks


                                  Director
--------------------------
Harold D. King


        *                         Director                             **
--------------------------
John Ed Mathison


                                  Director
--------------------------
Milton McGregor


                                  Director
--------------------------
John C. H. Miller, Jr.


                                  Director
--------------------------
Joe D. Mussafer


        *                         Director                             **
--------------------------
William E. Powell, III


       *                          Director                             **
--------------------------
Jack H. Rainer


       *                          Director                             **
--------------------------
Jimmy Rane


       *                          Director                             **
--------------------------
Frances E. Roper


       *                          Director                             **
--------------------------
Simuel Sippial


                                  Director
--------------------------
Ed V. Welch

* The undersigned, acting pursuant to a power of attorney, has signed this registration statement on form S-8 for and on behalf of the persons indicated above as such persons true and lawful, attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.


/s/  W. Flake Oakley, IV
-------------------------
W. Flake Oakley, IV
Attorney-in-Fact

**Date: February 3, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                          THE COLONIAL BANCGROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  EXHIBIT INDEX



EXHIBIT                                                                     PAGE

     Exhibit No.                    Description


     5.1             Opinion of Miller, Hamilton, Snider &
                     Odom, L.L.C. as to certain issues
                     regarding the securities being
                     registered.

     10.1            1992 Incentive Stock Option Plan, as amended

     10.2            1992 Nonqualified Stock Option Plan, as amended

     23.1            Consent of PricewaterhouseCoopers LLP

     23.2            Consent of Miller, Hamilton, Snider &
                     Odom, L.L.C.

     24              Power of attorney.